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                                                                    Exhibit 10.2


                            TIME BROKERAGE AGREEMENT


     This Time Brokerage Agreement (this "Agreement") is made as of this 4th day of June, 2002, effective for all purposes on the Effective Date (as defined below), between ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation ("Programmer"), and KTCY LICENSING, INC., a Delaware corporation ("Licensee").

                                    Recitals

WHEREAS, Licensee holds a license issued by the Federal Communications Commission (the "FCC") for operation of Station KTCY(FM), Pilot Point, Texas (the "Station");

WHEREAS, Licensee, Programmer and Spanish Broadcasting System, Inc. ("Spanish Broadcasting") have contemporaneously entered into an Asset Purchase Agreement (the "Purchase Agreement"), which provides for the acquisition by Programmer of certain assets and liabilities of Licensee and Spanish Broadcasting on the terms and subject to the conditions set forth therein; and

WHEREAS, between the date hereof and the closing under the Purchase Agreement, Programmer desires to broker certain air time on the Station, all in accordance with the Communications Act of 1934, as amended, and the rules, regulations, and policies of the FCC (the "FCC Requirements").

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1.   Effective Date and Term.

          1.1 Effective Date. This Agreement shall become effective for all purposes on the date hereof (the "Effective Date").

          1.2 Term. The term of this Agreement (the "Term") shall begin on the Effective Date and shall continue until the consummation of the transaction under the Purchase Agreement, unless earlier terminated under the provisions of this Agreement.

     2. Brokering of Air Time. Programmer hereby agrees to broker certain air time on the Station during the Term (such brokered air time period is referred to herein as the "Broadcasting Period"). During the Broadcasting Period, Licensee shall broadcast on the Station programming supplied by Programmer (the "Programming"). Programmer will ensure that the Programming meets technical and quality standards equal to those of programming broadcast by commercial radio stations generally in the United States. If Licensee, in the reasonable exercise of its discretion, finds that the Programming does not meet such standards, then it shall advise Programmer in writing of the specific deficiencies. If such deficiencies have not been corrected within ten (10) days after receipt of notice, then Licensee shall have no obligation to continue broadcast such Programming until such time as the deficiencies are corrected.

     3. Licensee's Broadcasting Obligations. In consideration for the payments made and to be made by Programmer hereunder, Licensee shall make available to Programmer, beginning on the Effective Date, all of the Station's air time (except for such time necessary for Licensee to meet its obligations under the rules and regulations of the FCC) during the Broadcasting Period and shall cause to be broadcast on the Station the Programming pursuant to Section 2 hereof. Throughout the Term, unless otherwise mutually agreed by the parties, Licensee shall maintain the operating power of the Station at its authorized maximum licensed level and shall operate and maintain in good working condition the Station's transmission facilities and broadcasting equipment. Licensee shall use its best efforts to provide at least forty-eight (48) hours' prior notice to Programmer in advance of any maintenance work affecting the operation of the Station, and such work shall be scheduled by Licensee to be performed at such hours and on such terms as to minimize interruption of broadcast of the Programming on the Station. If the Station suffers any loss or damage to its facilities which results in interruption of the ability to broadcast the Programming at the maximum authorized power for the Station, Licensee shall notify Programmer as soon as reasonably possible, and immediately undertake such repairs as are necessary to restore full-time operation of the Station at its maximum authorized power level. Throughout the Term, Licensee shall also, with respect to the Station:

     (a) employ a General Manager who will report to Licensee and direct the performance of Licensee's obligations hereunder and who shall have no employment, consulting or other material relationship with Programmer;

     (b) employ at least one other person on a full-time basis to assist the General Manager in performing Licensee's obligations hereunder, who shall have no employment, consulting, or other material relationship with Programmer;

     (c) retain ultimate control over the personnel, finances, programming and operation of the Station;

     (d) maintain a main studio consistent with the FCC Requirements at which the General Manager and other employee(s) (collectively, the "Station Employees") of Licensee will be available during normal business hours;

     (e) comply with the FCC Requirements with respect to the ascertainment of community problems, needs and interests;

     (f) broadcast, without selling advertising associated therewith, programming responsive thereto;

     (g) timely prepare and place in the Station's public inspection files appropriate

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documentation thereof; and

     (h) comply with all other FCC Requirements which may be applicable to the operation of the Station, including a station operating under a time brokerage arrangement.

     4.   Operation, Ownership and Control of the Station.

          4.1 Control Vested to Licensee. Notwithstanding anything to the contrary in this Agreement, as long as Licensee remains the FCC licensee of the Station, Licensee will have full authority, power and control over the operation of the Station and over all persons employed by it. Licensee will bear the responsibility for the Station's compliance with, and shall cause the Station to comply with, all applicable laws, including the FCC Requirements. Nothing contained herein shall prevent or hinder Licensee from: (a) rejecting or refusing Programming that Licensee believes in good faith to be unsuitable or contrary to the public interest; (b) substituting programs which Licensee believes in good faith to be of greater local or national importance or which are designed to address the problems, needs and interests of the local community; (c) preempting any Programming in the event of a local, territorial or national emergency; (d) refusing to broadcast any Programming that does not meet the FCC Requirements; or (e) deleting any commercial announcements that do not comply with the FCC Requirements or the requirements of the Federal Trade Commission, or any state, local or federal law.

          4.2 Notice of Complaints. Programmer will immediately serve Licensee with notice and a copy of any letters of complaint that Programmer receives concerning the Programming, for Licensee's review and inclusion in its public inspection files. Licensee will immediately serve Programmer with notice and a copy of any letters of complaint that it receives concerning the Programming.

          4.3 Programmer Access to the Station's Studio and Transmitter. During the Term, Licensee shall make available to Programmer, for no additional consideration, the areas in the Station's studio and transmitter sites as may be reasonably necessary or appropriate for Programmer to exercise its rights and perform its obligations under this Agreement.

          4.4 Employees. Programmer shall employ and be responsible for the compensation, benefits, taxes, insurance, and related costs for all personnel it uses in the production of the Programming supplied to the Station hereunder, and all other costs incurred by Programmer for the production of such Programming. The Station Employees described in Section 3 above shall remain in Licensee's sole employ and control throughout the Term. Licensee shall pay all compensation, benefits (including, without limitation, all accrued vacation, sick leave and other employee benefits), taxes, insurance, and related costs owed to its Station Employees during the Term of this Agreement.

          4.5 Mutual Cooperation. Programmer and Licensee agree to cooperate reasonably with each other as necessary to fulfill their rights and obligations hereunder.

     5.   Program Rights and Music Licenses. All music supplied by Programmer as




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part of the Programming shall be: (i) licensed by Programmer under agreements between Programmer and ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. The right to use the Programming and to authorize its use in any manner shall be and remain vested in Programmer. Licensee shall maintain all necessary performing rights licenses to musical compositions included in any programming that is produced by Licensee.

     6. Programming to Serve the Public Interest. Licensee acknowledges that it is familiar with the type of programming Programmer intends to provide and has determined that the broadcast of the Programming on the Station will not be detrimental to the public interest and is otherwise suitable.

     7. Programming Standards. Programmer shall ensure that the Programming conforms to all FCC Requirements applicable to broadcast radio stations.

     8. Expenses, Revenues, and Compensation.

        8.1 Station Operating Expenses. Subject to the reimbursement obligation of Programmer set forth in Section 8.3 below, on and after the Effective Date, Licensee shall pay when due all fees and expenses relating to ownership and operation of the Station.

        8.2 Programming Revenues. Programmer shall be entitled to retain all, and shall not be required to share with Licensee any, of the revenue derived from Programmer's brokering of the Station's air time during the Broadcasting Period.

        8.3 Compensation. As Licensee's full and complete compensation for the brokerage of air time on the Station during the Broadcasting Period, Programmer shall pay to Licensee a monthly base (the "Base Fee"), as follows: (i) on the Effective Date, $100,000.00, (ii) on the first monthly anniversary of the Effective Date, $90,000.00, and (iii) on the second monthly anniversary of the Effective Date and for all succeeding months, $80,000.00. Commencing with the second monthly anniversary, Programmer may elect to change the payment due date to the first calendar day of a month; in doing so, Programmer shall make an initial monthly payment consisting of the Base Fee for both the partial month and the next succeeding full calendar month. In addition, Programmer shall pay to Licensee an amount necessary to reimburse Licensee for the reasonable operating expenses of the Station (the "Reimbursable Expenses," together with the Base Fee, the "LMA Fee") for each month during the Term, provided, however, that such Reimbursement Expenses shall not include Licensee's payment of the following: studio, transmitter site or antenna space rent; utility expenses for operation of the Station's studio; repair or replacement of Station property damaged or destroyed (unless the cause of such damage or destruction was the gross negligence or willful misconduct of Programmer or Programmer's employees, agents or contractors); property, income or corporate taxes; administrative, accounting or legal expenses relating to Licensee's business; FCC regulatory fees; casualty and liability insurance coverage premiums for the Station; salaries and benefits for the Station Employees employed by Licensee pursuant to Section 3 above or any other employees of Licensee; and any other Station expenses for which the rules, regulations or policies of the FCC require Licensee to be responsible. Programmer's payment of the

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Reimbursable Expenses shall be due once per month fifteen (15) days following receipt by Programmer of documentation evidencing Licensee's payment of those expenses. In the event that the final month of the Term, shall be less than a full calendar month, the LMA Fee for such month shall be prorated by the ratio of the number of days of the month falling within the Term divided by the total number of calendar days in that month of the Term. All of the Station's expenses arising or relating to the period before the Effective Date shall be the responsibility of Licensee, and Programmer shall not be obligated to reimburse Licensee for any expenses allocable to such period.


     9. Political Time. Licensee shall, with respect to the Station, oversee and take ultimate responsibility with respect to compliance with the political broadcasting provisions of the FCC Requirements. Programmer shall cooperate with Licensee in complying with such provisions, and shall supply promptly to Licensee such information reasonably requested by Licensee for such purposes. Licensee, in consultation with Programmer, will develop a statement which discloses its political broadcasting rates and policies to political candidates, and Programmer will follow those respective policies in the sale of political programming and advertising for the Station. Programmer shall provide any rebates due to political advertisers and release advertising availabilities to Licensee during the Broadcasting Period sufficient to permit Licensee to comply with political broadcasting provisions of the FCC Requirements. Revenues received by Licensee as a result of any such release of advertising time shall be for the account of Programmer.


     10. Call Letters and Frequency. During the Term, Licensee (i) shall retain all rights (except as provided in the following sentence) to the Station's call letters and trade names, (ii) shall not change the call letters, and (iii) shall not seek FCC consent to modification of facilities which would specify a frequency change or have a material adverse effect upon the presently authorized coverage contour of the Station. Programmer shall include in the Programming for the Station an announcement in a form reasonably satisfactory to the Licensee in accordance with the FCC Requirements to identify the Station, as well as any other announcements required by the FCC Requirements.

     11.  Events of Default and Termination.

          11.1 Programmer's Events of Default. The occurrence and continuation of any of the following will be deemed an Event of Default by Programmer under this Agreement:

               (a) Programmer fails to make any payments to Licensee required hereunder;

               (b) Programmer fails to observe or perform any other material covenant, condition or agreement contained in this Agreement;

               (c) Programmer breaches or violates any material representation or warranty made by it under this Agreement; or



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          (d) Programmer breaches any of its material representations, warranties, covenants or other obligations under the Purchase Agreement, and said breach is not waived or cured in accordance with the terms of the Purchase Agreement.

     11.2 Licensee's Events of Default. The occurrence and continuation of any of the following will be deemed an Event of Default by Licensee under this
Agreement:

          (a) Licensee fails to observe or perform any material covenant, condition or agreement contained in this Agreement;

          (b) Licensee breaches or violates any material representation or warranty made by it under this Agreement; or

          (c) Licensee breaches any of its material representations, warranties, covenants or other obligations under the Purchase Agreement, and said breach is not waived or cured in accordance with the terms of the Purchase Agreement.

     11.3 Cure Period. The defaulting party shall have thirty (30) days from the date on which Programmer has provided Licensee or Licensee has provided Programmer, as the case may be, with written notice specifying the Event(s) of Default to cure any such Event(s) of Default; provided, however, that if said Event of Default is based upon the defaulting party's breach of its material representations, warranties, covenants or other obligations under the Purchase Agreement, then only the applicable cure provisions under the Purchase Agreement shall apply. If the Event of Default cannot be cured by the defaulting party within such time period but commercially reasonable efforts are being made to effect a cure or otherwise secure or protect the interests of the non-defaulting party to the reasonable satisfaction of the non-defaulting party, then the defaulting party shall have an additional period not to exceed thirty (30) days to effect a cure; provided, however, that such additional thirty-day period shall not be available in the case of a default under Section 11.1(a) above.

     11.4 Termination for Uncured Event of Default. If any Event of Default by Programmer has not been cured within the periods set forth in Section 11.3 above, then Licensee may terminate this Agreement, effective immediately upon written notice to Programmer, and pursue all remedies available at law or in equity for breach of this Agreement. If an Event of Default by Licensee has not been cured within the periods set forth in Section 11.3 above, then Programmer may terminate this Agreement, effective immediately upon written notice to Licensee, and pursue all remedies available at law or in equity for breach of this Agreement.

     11.5 Termination Upon Certain Events. Notwithstanding any other provision hereof, this Agreement may be terminated by Licensee or Programmer immediately upon giving written notice to the other party hereto at any time following termination of the Purchase Agreement in accordance with the terms thereof. This Agreement shall terminate automatically and immediately upon the completion of Closing (as defined in the Purchase Agreement).


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          11.6  Termination by Licensee to Satisfy the FCC Requirements. If
Licensee is required by the FCC to terminate this Agreement by an FCC order which has become a Final Order as that term is defined in the Purchase Agreement, Licensee shall, or, if the FCC orders that this Agreement be terminated before its order becomes a Final Order and this Agreement cannot be revised to comply with applicable FCC Requirements as contemplated by Section 20 hereof, Licensee may, upon at least sixty (60) days written notice to Programmer (or such shorter period as may be required by the FCC) terminate this Agreement.

     12.  Certain Representations, Warranties and Covenants.

          12.1 Representations of Licensee. Licensee represents and warrants as follows: (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business in the State of Texas; (b) Licensee has the requisite corporate power and authority to enter into and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Licensee; and (d) the execution, delivery and performance of this Agreement by Licensee do not conflict with any other agreement to which Licensee is a party.

          12.2 Representations of Programmer. Programmer represents and warrants as follows: (a) Programmer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business in the State of Texas; (b) Programmer has the requisite corporate power and authority to enter into and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Programmer; and (d) the execution, delivery and performance of this Agreement by Programmer do not conflict with any other agreement to which Programmer is a party.

          12.3 Other Agreements. Licensee represents and warrants that it will not enter into any other agreement with any third party that would conflict with or result in a breach of this Agreement.

          12.4 Compliance with FCC Requirements. Each of the parties represents, warrants and covenants that its execution and performance of this Agreement is, and will remain, in compliance with the FCC Requirements, including without limitation, 47 C.F.R. 73.3555 and Note 2(k)(3) thereto. As required, Programmer will make the appropriate notifications to the FCC and provide relevant materials to Licensee for inclusion in the Station's public inspection file.

     13. Modification and Waivers; Remedies Cumulative. No modification or waiver of any provision of this Agreement will be effective unless in writing and signed by all parties. No failure or delay on the part of Programmer or Licensee in exercising any right or power under this Agreement will operate as a waiver of such right or power, nor will any single or partial exercise of any such rights or power or the exercise of any other right or power operate as a waiver. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies which a party may


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otherwise have.

     14. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Notwithstanding the foregoing, no party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, the Programmer may assign and delegate its rights and obligations under this Agreement to a party that controls, or is controlled by, or is under common control with, Programmer, and who is qualified under any applicable FCC Requirement, upon notice to, but without the prior written consent of Licensee. Moreover, Programmer shall have the right to assign, at its sole cost and expense, its rights and interests hereunder to its lenders as collateral security for Programmer's obligations to such lenders.

     15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of California without regard to any conflicts-of-law rules that might apply the laws of another jurisdiction or jurisdictions.

     16. Notices. Notices required to be provided by this Agreement shall be given in the manner provided and to the persons specified in the Purchase Agreement.

     17. Entire Agreement. This Agreement embodies the entire understanding among the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous written or oral agreement between the parties regarding such subject matter.

     18. Relationship of Parties. Programmer and Licensee are not, and shall not be deemed to be, agents, partners, or representatives of each other.

     19. Force Majeure. The failure of a party hereto to comply with its obligations under this Agreement due to acts of God, strikes or threats thereof, or due to other causes beyond such party's control will not constitute an Event of Default under Section 11 of this Agreement and neither party will be liable to the other therefore. Programmer and Licensee each agree to exercise its commercially reasonable efforts to remedy any such conditions affecting its own performance as soon as practicable.

     20. Subject to Laws; Invalidity. The obligations of the parties under this Agreement are subject to the FCC Requirements and all other applicable laws. The parties acknowledge that this Agreement is intended to comply with FCC Requirements. However, in the event that the FCC determines that the continued performance of this Agreement is in violation of the FCC Requirements, each party will use its commercially reasonable efforts to comply with the FCC Requirements, in good faith contest or seek to reverse any such action, or agree on the terms of a revision to this Agreement, in each case, on a time schedule sufficient to meet the FCC Requirements and so long as the fundamental nature of the business arrangement between the parties evidenced by this Agreement is maintained. If any provision of this Agreement is otherwise held to be illegal, invalid, or unenforceable under present or future laws, then such provision shall be fully severable, this Agreement shall be construed and enforced as if such provision had never comprised a part thereof, and the remaining provisions shall remain in full

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force and effect, in each case so long as the fundamental nature of the business arrangement between Programmer and Licensee has been maintained.

     21. Reciprocal Indemnity.

         21.1 Indemnification by Programmer. Programmer shall indemnify, defend, and hold harmless Licensee from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable attorney's fees and other expenses incidental thereto) of every kind, nature and description, including but not limited to those relating to copyright infringement (except as may result from a breach of the warranty in Section 5 hereof by Licensee), libel, slander, defamation or invasion of privacy, arising out of: (a) Programmer's broadcasts of the Programming; (b) any misrepresentation or breach of any warranty of Programmer hereunder; or (c) any breach of any covenant, agreement, or obligation of Programmer hereunder.

         21.2 Indemnification by Licensee. Licensee shall indemnify, defend, and hold harmless Programmer from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable attorney's fees and other expenses incidental thereto) of every kind, nature and description, including but not limited to those relating to copyright infringement, libel, slander, defamation or invasion of privacy, arising out of: (a) Licensee's broadcasts of programs on its own behalf, other than the Programming; (b) any misrepresentation or breach of any warranty of Licensee hereunder; or (c) any breach of any covenant, agreement, or obligation of Licensee hereunder.

     22. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     23. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

     24. Survival. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive execution and delivery of this Agreement.

     25. Expenses and Attorneys' Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses and actual attorneys' fees (including by way of example only and without limitation, expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment); and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses and actual attorneys' fees.



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

PROGRAMMER:
ENTRAVISION COMMUNICATIONS CORPORATION



By: /s/ WALTER F. ULLOA
    --------------------------------------
      Walter F. Ulloa
      Chairman and Chief Executive Officer



LICENSEE:
KTCY LICENSING, INC.



By:
    --------------------------------------
      Raul Alarcon, Jr.
      Chairman, Chief Executive Officer and President
provision for the recovery of all such subsequently incurred costs, expenses and actual attorneys' fees.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

PROGRAMMER:
ENTRAVISION COMMUNICATIONS CORPORATION



By:
    -------------------------------------------------
      Walter F. Ulloa
      Chairman and Chief Executive Officer



LICENSEE:
KTCY LICENSING, INC.



By: /s/ RAUL ALARCON, JR.
    -------------------------------------------------
      Raul Alarcon, Jr.
      Chairman, Chief Executive Officer and President